First Quarter 2025 Earnings Presentation Adam Sullivan, CEO Jim Nygaard, CFO Matt Brown, COO May 7, 2025

2 FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale, grow its business and execute on its growth plans and hosting contracts, source energy at reasonable rates, the advantages, expected growth, and anticipated future revenue of the Company, and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our high density colocation capabilities; our ability to perform under our existing colocation agreements, our ability to maintain our competitive position in our existing operating segments, the impact of increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting high density computing, the blockchain industry and the blockchain hosting market; price volatility of digital assets and bitcoin in particular; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; changing expectations with respect to ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law. NON-GAAP FINANCIAL MEASURES This presentation also contains non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and adjusted earnings (loss) per diluted share. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses certain of these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and for budgeting and planning purposes. The Company urges investors not to rely on any single financial measure to evaluate its business.

3 High-density colocation contracts deliver compelling economics and structurally higher margins compared to the mining business Sales pipeline continues to expand and includes a healthy mix of hyperscale and non-hyperscale customers Strong balance sheet provides financial flexibility to execute on strategic organic and inorganic growth opportunities Experienced leadership team includes over 150 years building data center infrastructure 12-year contracts with CoreWeave provide >$10 Billion in recurring revenue1 2 3 4 5 Key investment highlights

4 Our mission is to power the future of the accelerated compute era

5 2017 - Core Scientific was founded - Purchased first data center in Marble, NC 2018 -Began bitcoin mining (Marble, NC & Dalton, GA) 2019 - Opened Calvert City, KY data center - Achieved 100 MW operating BTC capacity - Began hosting CoreWeave GPUs 2021-2023 - Opened Grand Forks, ND data center (2021) as well as Pecos and Denton, TX data centers (2022) - Achieved 500 MW operating capacity by 2022 - Achieved highest public company bitcoin production in 2021-2023 2024 February: Leased Austin, TX site and signed first CoreWeave colocation1 contract for 16 MW of billable capacity March: Delivered 16 MW of billable capacity to CoreWeave >30 days ahead of schedule 2024: Signed a total of ~500 MW of colocation1 contracts with anticipated potential revenue of $8.7 Billion over 12-year contracts 2025 February: Signed incremental 70 MW of billable capacity, bringing total potential revenue to >$10 Billion over 12-year contracts Evolution of the next generation data center platform Successful transformation from bitcoin mining to leading high-density colocation provider 1. Refers to high-density colocation

Expanding our portfolio of powered digital infrastructure

Contracted power on a gross capacity basis[1]



Grand Forks, ND
Colocation under development
~100 MW
Calvert City, KY
~150 MW
Marble, NC
CoreWeave
~100 MW
Muskogee, OK
CoreWeave
~100 MW
Dalton, GA
CoreWeave
~200 MW
Pecos, TX
~250 MW
Atlanta
Dallas
Auburn, AL
Colocation under development
~20 MW
Austin, TX
CoreWeave
~20 MW
Denton, TX
CoreWeave
~400 MW

[1] All figures are as of 3/31/25

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Core Scientific is building **one of the largest public data center platforms** in the United States

Leveraging our experience, talent and asset portfolio to strategically grow the high-density colocation business

Pathway to 1.3 GW+ of Billable Power Capacity by 2027

~590 MW Contracted with CoreWeave	**~16 MW** Alabama Colocation Data Center	**~300 MW** of additional power available at existing sites	**400 MW** of potential additional power available at new sites	**Strategic M&A**
>$10 Billion[1] in potential revenue over 12-year contracts	Currently in discussion with multiple potential customers	Pursuing additional power at existing sites for existing or new customers	Evaluating sites in the right location with ability to secure power at the right cost	Focused on deals that can broaden customer base and strengthen development capabilities

[1] Does not include power pass-through

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On track to deliver **250 MW** by the end of **2025 ...**



Expect to deliver **8 MW** of billable capacity at Denton this month and an **additional 40 MW** by the end of the second quarter

~17 MW delivered
Austin, TX

~25 MW delivered
+ 8 MW Denton

~65 MW delivered
+ ~40 MW Denton

~155 MW delivered
+ ~90 MW

250 MW delivered
+ ~95 MW

Q1	Q2	Q3	Q4

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… And a total of **~590 MW** by early **2027**

Estimated contracted high-density colocation MW by Site

Site	Delivery Plan Target
Austin, TX	~20 MW
Denton, TX	~260 MW
Dalton, GA	~175 MW
Muskogee, OK	~70 MW
Marble, NC	~65 MW
Total	**~590 MW**

Cumulative infrastructure delivery timeline

~20 MW	**250** MW	**~590** MW
2025	**2026**	

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CoreWeave transaction summary

~590 MW infrastructure (~800 MW gross)	**Over $10 Billion** In revenue potential over contracts' term	**~$850 Million** avg. annual run rate revenue[1]
75% to 80% anticipated profit margin[2]	**12-year** contracts with two 5-year options[3]	**Client pays** for capex[4], power and utilities



1. Represents the estimated average annual revenue over the 12-year contract periods; Austin, Texas contract term is a 7-year period.
2. Expenses include facilities operations, repairs & maintenance, security, FTEs, insurance, property taxes, etc.
3. Austin, Texas contract term is 7 years with elective extensions.
4. Up to $1.5 Million per MW (or approximately $750 Million) of data center build out costs are funded by CoreWeave and credited against hosting payments at no more than 50% of monthly fees until fully repaid. The balance of modification costs relate to items purchased directly by CoreWeave and contributed for use in the facility. For the additional 70 MW expansion, Core Scientific is responsible for funding $104 Million of capex ($1.5M per MW) for the powered core and shell with no capex credit associated with this new agreement.

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A closer look at the **CoreWeave** Colocation contracts

1	2	3	4
Customer Contract Executed	**Pay Vendors for Assets and Services**	**Site Revenue and Billing Commencement [1]**	**Pass Through and Variable Service**
Execute Order Form	**Pay Vendors for Assets and Services**	**Available for Use and Ready for Service**	**Power, Utilities and Variable Svs. Rev.**
• Contract executed for 10 MW of billable capacity • 12-year term • Base license fee includes an annual escalator • $1.5M/MW represents prepaid base license fee funded by Customer	• Project designs, specifications, and development plans completed • Purchase orders completed and invoices presented to Customer for funding, including any cost increases (e.g., tariffs) • Cash received from Customer used to pay vendor invoices	• Timing of GAAP revenue recognition may differ from cash received • Contract Revenue recognized on a straight-line basis • Cost of revenue recorded for Colocation operating costs • Prepaid base license fee (50%)	• Power and utilities costs incurred • Direct pass-through of power cost to Customer • Revenue recorded for variable services requested by client (remote hands)
Financial Statement Impact			

• No financial statement impact on execution	• Fixed assets recorded to Construction in Progress ("CIP") ($1.5M/MW)
	• Deferred Revenue recorded for Prepaid License Fees
	• Core investing cash outflow (CAPEX) funded by operating cash inflow (Prepaid License Fees)
	• No Income Statement impact
	• No vendor payments made prior to receiving cash from Customer
	• No net cash impact
		• Available for Use
		  o License fee revenue begins (recognized on a straight-line basis); no cash received
		• Ready for Service
		  o Gross base license fees begin
		  o Prepaid base license fee applied to cash billing at 50% until fully applied
		  o Cash received equals gross base license fee less prepaid base license fee
		• CIP placed into service as Property Plant and Equipment when ready for service
		• Cost of Revenue recorded, including facilities ops., D&A, etc.
		• Cash flows are revenue net of amortization of deferred revenue – prepaid license fee and receivable for revenue recognized in excess of billings
			• Revenue and Cost of Revenue grossed-up for power cost pass through, with no mark up
			• Revenue and related costs recorded for variable services rendered

[1] Revenue commencement is expected to begin before billing commencement and may not occur in the same period due to GAAP rules and availability to install assets.

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12 Contract Detail Key Contract Features Take-or-pay Customer is committed to paying for contracted capacity, regardless of utilization Contract type No ability to unilaterally terminate the contractAbility to terminate Fixed price Price is set upfront, including an annual escalator regardless of actual project costs Cost Joint execution risk Both parties aligned on meeting key milestones Execution risk UCC filings We have liens on the data center assets Security interest $104 Million for 70 MW Total Core Scientific cash capex spend CoreWeave contract detail

13 • Denton • Construction Progress Mid-December 2024 – began conversion from Bitcoin mining May 2025 – current state The Denton conversion continues to gain momentum

14 Matt Brown Chief Operations Officer Rob Hepler Head of Data Center OperationsMatt Tyndall Head of Site Development Trip Guinan VP of Site Development Chip Scaglione VP of Site Development Kelsey Gallagher VP of Site Development JP Balajadia SR Dir of Site Development Jon Gibbs SR Dir of Site Development Data center team with 150+ years of combined expertise

15 Q1 2025 Revenue Mix (In Millions) Revenue by Segment 84% 5% 11% Self-Mining Hosting Colocation $150 $67 $29 $4 $9 Q1 2024 Q1 2025 Colocation Hosting Self-Mining Gross Margin by Segment 46% 32% 0% 9% 46% 5% Self-Mining Hosting Colocation Q1 2024 Q1 2025 Diversified business poised for growth

16 298 98 17 17 3 42 28 502 Sharecount @ May 1, 2025 Tranche 1 Warrants Tranche 2 Warrants Restricted Stock and Performance Based Units Other Reserve Shares August 2024 Convertible Note December 2024 Convertible Note Total Pro Forma Diluted Share Count 1 1 Represents the remaining 3.3 Million (originally ~4.8 Million) shares and warrants reserved for distribution to holders of Allowed Claims and Existing Common Interests (as defined in the Company’s Plan of Reorganization). Please refer to the Debtor’s Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. dated January 15, 2024, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 23, 2024. Pro forma share count – March 31, 2025 Number of shares in millions ~204M Shares

CORE SCIENTIFIC17 2025 catalysts Diversify our customer base Execute on existing CoreWeave contract Expand colocation capacity through organic growth and M&A activity 1 2 3

18 Appendix

19 TotalFinancing LeasesInfrastructure and ConstructionMiner Equipment 0% Convertible Note 3% Convertible NoteInstrument -Various~ 5% - 5.5%0% Cash / 15% Effective0% Cash3% CashInterest Rate $ 1,124 $ 2$ 34$ 3$ 625 $ 460 December 31, 2024 (5) (1) (3) (1) --Additions and (Paydown) $ 1,119 $ 1$ 31$ 2$ 625 $ 460 March 31, 2025 Note: The two recently issued convertible were recorded entirely as debt at par, less issuance costs. No allocation of value was made to an embedded derivative nor to paid in capital. Issuance costs will be amortized over the term of the notes as part of interest expense. Debt Summary – March 31, 2025 ($ Millions)

20 $1,124 $ - $ - $(1) $(3) $(1) $1,119 December 31, 2024 3% Convertible Note 0% Convertible Note Miner Equipment Infrastructure & Construction Finance Leases March 31, 2025 -$2 $34 $3$625 $460 $1,124 $1,119$1$31 $2$625 $460 For December 31, 2024, amount represents Notes Payable current ($16.3M) and non-current ($1,074.0M), Finance Lease Liabilities current ($1.7M), & unamortized discount and debt issuance costs ($31.8M) For March 31, 2025, amount represents Notes Payable current ($16.2M) and non-current ($1,071.8M), Finance Lease Liabilities current ($1.2M), & unamortized discount and debt issuance costs ($30.0M) Total Debt QoQ – March 31, 2025 (in Millions) ($5M)

Summary of **New Senior Unsecured Convertible Notes**

Terms	Description	
	August Convertible Note	December Convertible Note
Principal	• $460 Million	• $625 Million
Interest Rate	• 3% cash interest	• 0% cash interest
Interest Payments	• Semi-annually in arrears: March 1st and September 1st	• None
Maturity	• September 1, 2029	• June 15, 2031
Conversion Rate	• 30% Conversion Premium • Stock Price = $8.46 • Conversion Price = $11.00 / Share • Conversion ratio – initial conversion rate of 90.9256 shares per $1,000 in principal • Underlying shares = 41,825,776	• 42.5% Conversion Premium • Stock Price = $15.7844 • Conversion Price = $22.49 / Share • Conversion ratio – initial conversion rate of 44.4587 shares per $1,000 in principal • Underlying shares = 27,786,688
Conversion Terms	• After December 31, 2024, noteholders may convert if price per share exceeds 130% of the conversion price ($14.30 / share) for at least 20 non-consecutive trading days during the 30 consecutive trading days ending on, and including, the last trading day of the preceding quarter • The company has the right to settle conversion in cash, common stock or a combination of both	• After March 31, 2025, noteholders may convert if price per share exceeds 130% of the conversion price ($29.237 / share) for at least 20 non-consecutive trading days during the 30 consecutive trading days ending on, and including, the last trading day of the preceding quarter • The company has the right to settle conversion in cash, common stock or a combination of both • Noteholders may require the Company to repurchase their Notes on December 15, 2027, at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special and additional interest
Company call feature	• On or after September 7, 2027, Company has the right to redeem any portion of the Notes if: (i) the price per share exceeds 130% of the conversion price ($14.30 / share) for 20 non-consecutive trading days and (ii) the Company cannot redeem less than all Notes unless at least $100 million in principal remains outstanding after the Redemption	• On or after June 22, 2028, Company has the right to redeem any portion of the Notes if: (i) the price per share exceeds 130% of the conversion price ($29.237 / share) for 20 non-consecutive trading days and (ii) the Company cannot redeem less than all Notes unless at least $100 Million in principal remains outstanding after the Redemption
Covenants	• None, except change of control	• None, except change of control

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22 1 Represents our direct, cash costs of power and facilities operations divided by total bitcoin self-mined in 2025 Q1 of 719 future changes in power cost, operational cost or self-mining/hosting mix could change the cash cost to mine 2 Represents our direct, cash costs of power and facilities operations divided by our self-mining fleet hash rate, in terahash, per day 3 Includes personnel and related costs, software, telecommunications, security, etc. Excludes stock-based compensation and depreciation First Quarter 2025 Cash Cost Per Bitcoin1 $42,178 First Quarter 2025 Cash-Based Hash Cost2 2.4¢ $14,449 0.8¢ $56,627 3.2¢ Direct Power Cost Operational Cost3 Total Direct Cash Cost Cash Cost to self-mine a bitcoin in first quarter

23 Three Months Ended March 31, 20242025 Cash Costs per Bitcoin $ 15,925$ 42,178Direct power cost per bitcoin self-mined 2,92814,449Operational costs per bitcoin self-mined1 $ 18,853$ 56,627Total cost to self-mine one bitcoin2 Cash-Based Hash Cost3 $ 0.028$ 0.024Direct power cost per terahash, per day 0.0050.008Operational costs per terahash, per day1 $ 0.033$ 0.032Total cash-based hash cost3 Cash cost to mine bitcoin: three months ended March 31, 2025 1 Includes personnel and related costs, software, telecommunications, security, etc. Amount excludes stock-based compensation and depreciation. 2 Represents our direct cash costs of power and operational costs based on our self-mining/hosting mix divided by total bitcoin self-mined during the periods presented. 3 Represents the cash expense of power and facilities operation cost divided by our self-mining fleet hash rate, in terahash, per day.

Consolidated **Statement Of Operations**: Three Months Ended **March 31, 2025**

	Three Months Ended March 31,		Period over Period Change	
	2025	2024	Dollar	Percentage
Revenue:	*(in thousands, except percentages)*			
Digital asset self-mining revenue	$ 67,179	$ 149,959	$ (82,780)	(55)%
Digital asset hosted mining revenue from customers	3,773	29,332	(25,559)	(87)%
Colocation revenue	8,573	—	8,573	100%
Total revenue	**79,525**	**179,291**	**(99,766)**	**(56)%**
Cost of revenue:				
Cost of digital asset self-mining	61,170	81,564	(20,394)	(25)%
Cost of digital asset hosted mining services	2,036	20,081	(18,045)	(90)%
Cost of Colocation services	8,106	—	8,106	100%
Total cost of revenue	**71,312**	**101,645**	**(30,333)**	**(30)%**
Gross profit	**8,213**	**77,646**	**(69,433)**	**(89)%**
Change in fair value of digital assets	10,688	—	10,688	100%
Gain from sales of digital assets	—	(543)	543	100%
Change in fair value of energy derivatives	—	2,218	(2,218)	(100)%
Losses on exchange or disposal of property, plant and equipment	6	3,820	(3,814)	(100)%
Selling, general and administrative	40,115	16,924	23,191	137%
Operating (loss) income	**(42,596)**	**55,227**	**(97,823)**	**(177)%**
Non-operating expenses (income), net:				
Loss on debt extinguishment	—	50	(50)	(100)%
Interest (income) expense, net	(2,187)	14,087	(16,274)	(116)%
Reorganization items, net	—	(111,439)	111,439	100%
Change in fair value of warrants and contingent value rights	(621,464)	(60,114)	(561,350)	(934)%
Other non-operating expense, net	157	1,746	(1,589)	(91)%
Total non-operating income, net	**(623,494)**	**(155,670)**	**(467,824)**	**(301)%**
Income before income taxes	580,898	210,897	370,001	175%
Income tax expense	205	206	(1)	—%
Net income	**$ 580,693**	**$ 210,691**	**$ 370,002**	**176%**

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25 Adjusted EBITDA Reconciliation - Three Months Ended March 31, 2025 Three Months Ended March 31, 20242025($ Millions) $ 210.7$ 580.7Net income 14.1(2.2)Interest (income) expense, net 0.20.2Income tax expense $ 225.0$ 578.7Earnings Before Interest and Taxes (EBIT) 29.019.7Depreciation and amortization $ 254.0$ 598.4Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Adjustments: (1.1)16.2Stock-based compensation expense (0.8)—Unrealized fair value adjustment on energy derivatives 3.8—Losses on exchange or disposal of property, plant and equipment 1.70.6Post-emergence bankruptcy advisory costs 0.1—Loss on debt extinguishment (111.4)—Reorganization items, net (60.1)(621.5)Change in fair value of warrants and contingent value rights 1.70.2Other non-operating expenses (income), net 0.1—Other $ 88.0$ (6.1) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) $ 0.38$ (0.02)Adjusted EPS – Basic1 $ 0.31$ (0.02)Adjusted EPS – Diluted1 1 For the three months ended March 31, 2025, weighted average shares of approximately 315M used in basic and diluted EPS. For the three months ended March 31, 2024, weighted average shares of approximately 231M used in basic EPS and 282M for diluted EPS.

Segment Reporting - Three Months Ended March 31, 2025

	Three Months Ended March 31,	
	2025	2024
Digital Asset Self-Mining Segment	*(in thousands, except percentages)*	
Digital asset self-mining revenue	$ 67,179	$ 149,959
Cost of digital asset self-mining:		
Power fees	30,319	44,983
Depreciation expense	19,259	27,478
Employee compensation	7,335	4,680
Facility operations expense	3,280	2,950
Other segment items	977	1,473
Total cost of digital asset self-mining	61,170	81,564
Digital Asset Self-Mining gross profit	$ 6,009	$ 68,395
Digital Asset Self-Mining gross margin	9%	46%
Digital Asset Hosted Mining Segment		
Digital asset hosted mining revenue from customers	$ 3,773	$ 29,332
Cost of digital asset hosted mining services:		
Power fees	1,367	13,494
Depreciation expense	145	1,270
Employee compensation	332	1,404
Facility operations expense	148	885
Other segment items	44	3,028
Total cost of digital asset hosted mining services	2,036	20,081
Digital Asset Hosted Mining gross profit	$ 1,737	$ 9,251
Digital Asset Hosted Mining gross margin	46%	32%

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27 Three Months Ended March 31, 20242025 (in thousands, except percentages)Colocation Segment Colocation revenue: $ —$ 5,995License fees —(8)Maintenance and other —5,987Licensing revenues —2,586Power fees passed through to customer $ —$ 8,573Total Colocation revenue Cost of Colocation services: —67Depreciation expense —1,295Employee compensation —3,852Facility operations expense —306Other segment items —5,520Cost of licensing revenues —2,586Power fees passed through to customer —8,106Total cost of Colocation services $ —$ 467Colocation gross profit — %8%Colocation licensing gross margin — %5%Colocation gross margin Consolidated $ 179,291$ 79,525Consolidated total revenue $ 101,645$ 71,312Consolidated cost of revenue $ 77,646$ 8,213Consolidated gross profit 43%10%Consolidated gross margin Segment Reporting - Three Months Ended March 31, 2025

28 Balance Sheet: As of March 31, 2025 Total Assets ($ Thousands) December 31, 2024March 31, 2025 (Unaudited)Assets Current Assets: $ 836,197$ 697,942Cash and cash equivalents 783783Restricted cash 1,0251,018Accounts receivable 23,89380,646Digital assets 42,06452,789Prepaid expenses and other current assets 903,962833,178Total Current Assets 556,342650,291Property, plant and equipment, net 114,472111,203Operating lease right-of-use assets 24,03930,699Other noncurrent assets $ 1,598,815$ 1,625,371Total Assets

29 ($ Thousands) December 31, 2024March 31, 2025 (Unaudited)Liabilities and Stockholders’ Deficit Current Liabilities: $ 19,265$ 6,328Accounts payable 69,23095,492Accrued expenses and other current liabilities 18,13460,872Deferred revenue 9,9749,982Operating lease liabilities, current portion 1,6691,161Finance lease liabilities, current portion 16,29016,214Notes payable, current portion —5,461Contingent value rights, current portion 134,562195,510Total Current Liabilities 97,84394,953Operating lease liabilities, net of current portion 1,073,9901,071,843Convertible and other notes payable, net of current portion 4,27211,628Contingent value rights, net of current portion 1,097,285421,902Warrant liabilities 11,04311,042Other noncurrent liabilities 2,418,9951,806,878Total Liabilities Stockholders’ Deficit: ——Preferred stock; $0.00001 par value; 2,000,000 shs. authorized at Mar. 31, 2025 and Dec. 31, 2024, respectively; none issued and outstanding at Mar. 31, 2025 and Dec. 31, 2024 33Common stock; $0.00001 and $0.0000 par value at March 31, 2025 and December 31, 2024, respectively; 10,000,000 shares authorized at March 31, 2025 and December 31, 2024; 299,087 and 292,606 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively 2,915,0352,973,015Additional paid-in capital (3,735,218)(3,154,525)Accumulated deficit (820,180)(181,507)Total Stockholders’ Deficit $ 1,598,815$ 1,625,371Total Liabilities and Stockholders’ Deficit Balance Sheet: As of March 31, 2025 Total Liabilities and Stockholders’ Deficit

30 Three Months Ended March 31, 20242025($ Thousands) Cash flows from Operating Activities: $ 210,691$ 580,693Net income (169,158)(637,887)Adjustments to reconcile net loss to net cash provided by operating activities (19,359)16,595Changes in operating assets and liabilities 22,174(40,599)Net cash (used in) provided by operating activities Cash flows from Investing Activities: (31,894)(88,422)Purchases of property, plant and equipment —(5,000)Purchase of equity investments (76)(36)Investments in internally developed software (31,970)(93,458)Net cash used in investing activities Cash flows from Financing Activities: (3,554)(509)Principal repayments of finance leases (13,702)(3,955)Principal payments on debt —266Proceeds from exercise of warrants 55,000—Proceeds from issuance of new common stock 20,000—Proceeds from draw from exit facility (3,390)—Restricted stock tax holding obligations 9—Proceeds from exercise of stock options 54,363(4,198)Net cash (used in) provided by financing activities 44,567(138,255)Net increase in cash, cash equivalents and restricted cash 69,709836,980Cash, cash equivalents and restricted cash—beginning of period $ 114,276$ 698,725Cash, cash equivalents and restricted cash—end of period Condensed Consolidated Stmt. Of Cash Flows: Three Months Ended March 31, 2025